Exhibit 99.1

NEWS

FOR IMMEDIATE RELEASE	Investor Relations: Sam Ramraj, (626) 302-2540
Media Contact: Jeff Monford, (626) 476-8120

Edison International Reports Third Quarter and Year-to-Date 2020 Results

ROSEMEAD, Calif., October 27, 2020 — Edison International (NYSE: EIX) today reported third quarter 2020 net loss of $288 million, or $0.76 loss per share, compared to net income of $471 million, or $1.36 per share, in the third quarter 2019. As adjusted, third quarter 2020 core earnings were $632 million, or $1.67 per share, compared to core earnings of $519 million, or $1.50 per share, in the third quarter 2019.

Southern California Edison's (SCE) third quarter 2020 earnings per share (EPS) decreased by $2.15 from the prior year period, consisting of higher core EPS of $0.14 and higher non-core loss per share of $2.29. Higher core EPS was primarily due to higher CPUC-related revenue due to the escalation mechanism as set forth in the 2018 GRC decision and lower expenses from regulatory deferrals related to wildfire mitigation activities. These were partially offset by higher operation and maintenance expenses, including customer uncollectibles resulting from the COVID-19 pandemic and SCE's response to it, and the increase in shares outstanding related to the equity offerings in July 2019 and May 2020.

SCE's higher non-core loss per share was attributable to a charge of $2.33 for the 2017/2018 Wildfire/Mudslide Events claims and expenses, net of expected recoveries from FERC customers, and $0.02 from higher amortization of SCE's contributions to the Wildfire Insurance Fund. These were partially offset by a gain of $0.06 recorded in third quarter 2020 for SCE's sale of San Onofre nuclear fuel.

Edison International Parent and Other's third quarter 2020 loss per share decreased by $0.03 compared to third quarter 2019. The lower loss per share was primarily due to higher tax benefits.

“Edison International’s improved third quarter results were primarily due to higher CPUC-related revenue from the 2018 GRC escalation mechanism and lower expenses from regulatory deferrals related to wildfire mitigation activities, partially offset by equity share dilution,” said Pedro J. Pizarro, president and chief executive officer of Edison International. “Reflecting our strong year-to-date performance and our confidence in the outlook for the year, we are narrowing our 2020 guidance range to $4.47 to $4.62 by raising the low end.”

Pizarro added, “In preparation for this year’s wildfire season, SCE’s mitigation efforts augment those of State and local agencies. SCE has made substantial progress in implementing its wildfire mitigation plan. For instance, it is on track to meet or exceed the target of 700 miles of installed covered conductor set in the 2020 Wildfire Mitigation Plan. Further, the utility made significant enhancements over the past year to its Public Safety Power Shutoff (PSPS) program. SCE has also enhanced communication and coordination with government and communities and improved its capabilities to sectionalize circuits to reduce the number of customers impacted when a preventive de-energization is initiated.”

Edison International Reports Third Quarter and Year-to-Date 2020 Financial Results

Year-to-Date Earnings

For the nine months ended September 30, 2020, Edison International reported net income of $213 million, or $0.57 per share, compared to $1,141 million, or $3.43 per share, during the same period in 2019. As adjusted, Edison International's core earnings were $1,235 million, or $3.33 per share, compared to $1,240 million, or $3.73 per share, in the year-to-date period in 2019.

SCE's year-to-date 2020 EPS decreased $2.75 from the same period prior year, consisting of lower core EPS of $0.36 per share and higher non-core loss per share of $2.39. The decrease in SCE's core EPS was due to the increase in shares outstanding related to the equity offerings in July 2019 and May 2020. Operational results were higher, primarily due to higher CPUC-related revenue due to the escalation mechanism as set forth in the 2018 GRC decision and lower expenses from regulatory deferrals related to wildfire mitigation activities, partially offset by higher operation and maintenance expenses, including customer uncollectibles resulting from the COVID-19 pandemic and SCE's response to it. SCE's higher core earnings were also partially offset by the adoption of the 2018 GRC decision in the second quarter of 2019.

SCE's higher non-core loss per share was mainly related to a charge of $2.40 for the 2017/2018 Wildfire/Mudslide Events claims and expenses, net of expected recoveries from FERC customers, $0.35 from higher amortization of SCE's contributions to the Wildfire Insurance Fund, and $0.21 lower income tax benefits related to changes in the allocation of deferred tax re-measurement between customers and shareholders as a result of a CPUC resolution issued in February 2019. These were partially offset by a $0.15 higher gain for SCE's sale of San Onofre nuclear fuel, a $0.04 tax benefit recorded in the first quarter of 2020 related to re-measurement of uncertain tax positions related to the 2010 – 2012 California state tax filings currently under audit, and the absence of a $0.38 impairment charge resulting from the disallowance of certain historical capital expenditures in SCE's 2018 GRC final decision recorded in the second quarter 2019.

Edison International Parent and Other’s year-to-date 2020 loss per share increased by $0.11 compared to the same period in 2019, consisting of higher core loss per share of $0.04 and higher non-core loss per share of $0.07. The increase in core loss per share was primarily due to higher interest expense, partially offset by increased tax benefits and the increase in shares outstanding. The higher non-core loss per share was mainly related to a goodwill impairment charge recorded in 2020 related to Edison Energy stemming from the economic impact of COVID-19.

Edison International uses core earnings, which is a non-GAAP financial measure that adjusts for significant discrete items that management does not consider representative of ongoing earnings. Edison International management believes that core earnings provide more meaningful comparisons of performance from period to period. Please see the attached tables for a reconciliation of core earnings to basic GAAP earnings.

2020 Earnings Guidance

    The company raised the low end of its earnings guidance range for 2020 as summarized in the following chart. See the presentation accompanying the company’s conference call for further information.

2020 Earnings Guidance

	2020 Earnings Guidance		2020 Earnings Guidance
	as of September 22, 2020		as of October 27, 2020
	Low	High	Low	High
EIX Basic EPS	$4.09	$4.34	$1.73	$1.88
Less: Non-core Items*	(0.28)	(0.28)	(2.74)	(2.74)
EIX Core EPS	$4.37	$4.62	$4.47	$4.62
* There were ($1.0) billion, or ($2.74) per share of non-core items recorded for the nine months ended September 30, 2020, calculated based on an assumed weighted average share count for 2020. The non-core items as of September 22, 2020, were based on non-core items recorded for the six months ended June 30, 2020.

Edison International Reports Third Quarter and Year-to-Date 2020 Financial Results

Third Quarter 2020 Earnings Conference Call Materials
    Edison International has posted its earnings conference call prepared remarks by the CEO and CFO, the teleconference presentation, and Form 10-Q to the company's investor relations website. These materials are available at www.edisoninvestor.com.

Reminder: Edison International Will Hold a Conference Call Today
When:            Tuesday, October 27, 2020, 1:30 p.m. (Pacific Time)
Telephone Numbers:    1-888-673-9780 (US) and 1-312-470-0178 (Int'l) - Passcode: Edison
Telephone Replay:    1-866-518-0081 (US) and 1-402-220-5218 (Int’l) - Passcode: 2548
    Telephone replay available through November 10, 2020
Webcast:     www.edisoninvestor.com

About Edison International

Edison International (NYSE: EIX) is one of the nation’s largest electric utility holding companies, providing clean and reliable energy and energy services through its independent companies. Headquartered in Rosemead, California, Edison International is the parent company of Southern California Edison Company, a utility that delivers electricity to 15 million people across Southern, Central and Coastal California. Edison International is also the parent company of Edison Energy, a global energy advisory company delivering comprehensive, data-driven energy solutions to commercial and industrial users to meet their cost, sustainability and risk goals.

Edison International Reports Third Quarter and Year-to-Date 2020 Financial Results

Appendix

Use of Non-GAAP Financial Measures
Edison International’s earnings are prepared in accordance with generally accepted accounting principles used in the United States and represent the company’s earnings as reported to the Securities and Exchange Commission. Our management uses core earnings and core earnings per share (EPS) internally for financial planning and for analysis of performance of Edison International and Southern California Edison. We also use core earnings and core EPS when communicating with analysts and investors regarding our earnings results to facilitate comparisons of the Company’s performance from period to period. Financial measures referred to as net income, basic EPS, core earnings, or core EPS also apply to the description of earnings or earnings per share.
Core earnings and core EPS are non-GAAP financial measures and may not be comparable to those of other companies. Core earnings and core EPS are defined as basic earnings and basic EPS excluding income or loss from discontinued operations and income or loss from significant discrete items that management does not consider representative of ongoing earnings. Basic earnings and losses refer to net income or losses attributable to Edison International shareholders. Core earnings are reconciled to basic earnings in the attached tables. The impact of participating securities (vested awards that earn dividend equivalents that may participate in undistributed earnings with common stock) for the principal operating subsidiary is not material to the principal operating subsidiary’s EPS and is therefore reflected in the results of the Edison International holding company, which is included in Edison International Parent and Other.
Safe Harbor Statement
    Statements contained in this presentation about future performance, including, without limitation, operating results, capital expenditures, rate base growth, dividend policy, financial outlook, and other statements that are not purely historical, are forward-looking statements. These forward-looking statements reflect our current expectations; however, such statements involve risks and uncertainties. Actual results could differ materially from current expectations. These forward-looking statements represent our expectations only as of the date of this presentation, and Edison International assumes no duty to update them to reflect new information, events or circumstances. Important factors that could cause different results include, but are not limited to the:
•ability of SCE to recover its costs through regulated rates, including costs related to uninsured wildfire-related and mudslide-related liabilities, costs incurred to mitigate the risk of utility equipment causing future wildfires, costs incurred to implement SCE's new customer service system and costs incurred as a result of the COVID-19 pandemic;
•ability of SCE to implement its Wildfire Mitigation Plan, including effectively implementing Public Safety Power Shutoffs when appropriate;
•ability to obtain sufficient insurance at a reasonable cost, including insurance relating to SCE's nuclear facilities and wildfire-related claims, and to recover the costs of such insurance or, in the event liabilities exceed insured amounts, the ability to recover uninsured losses from customers or other parties;
•risks associated with California Assembly Bill 1054 (“AB 1054”) effectively mitigating the significant risk faced by California investor-owned utilities related to liability for damages arising from catastrophic wildfires where utility facilities are alleged to be a substantial cause, including SCE's ability to maintain a valid safety certification, SCE's ability to recover uninsured wildfire-related costs from the insurance fund established under AB 1054 (“Wildfire Insurance Fund”), the longevity of the Wildfire Insurance Fund, and the CPUC's interpretation of and actions under AB 1054, including their interpretation of the new prudency standard established under AB 1054;
•decisions and other actions by the California Public Utilities Commission, the Federal Energy Regulatory Commission, the Nuclear Regulatory Commission and other governmental authorities, including decisions and actions related to nationwide or statewide crisis, determinations of authorized rates of return or return on equity, the recoverability of wildfire-related and mudslide-related costs, issuance of SCE's wildfire safety certification, wildfire mitigation efforts, and delays in executive, regulatory and legislative actions;

Edison International Reports Third Quarter and Year-to-Date 2020 Financial Results

•ability of Edison International or SCE to borrow funds and access bank and capital markets on reasonable terms;
•risks associated with the decommissioning of San Onofre, including those related to worker and public safety, public opposition, permitting, governmental approvals, on-site storage of spent nuclear fuel, delays, contractual disputes, and cost overruns;
•pandemics, such as COVID-19, and other events that cause regional, statewide, national or global disruption, which could impact, among other things, Edison International's and SCE's business, operations, cash flows, liquidity and/or financial results and cause Edison International and SCE to incur unanticipated costs;
•extreme weather-related incidents and other natural disasters (including earthquakes and events caused, or exacerbated, by climate change, such as wildfires and extreme heat waves), which could cause, among other things, public safety issues, property damage, operational issues (such as rotating outages) and unanticipated costs;
•physical security of Edison International's and SCE's critical assets and personnel and the cybersecurity of Edison International's and SCE's critical information technology systems for grid control, and business, employee and customer data;
•risks associated with cost allocation resulting in higher rates for utility bundled service customers because of possible customer bypass or departure for other electricity providers such as Community Choice Aggregators (“CCA,” which are cities, counties, and certain other public agencies with the authority to generate and/or purchase electricity for their local residents and businesses) and Electric Service Providers (entities that offer electric power and ancillary services to retail customers, other than electrical corporations (like SCE) and CCAs);
•risks inherent in SCE's transmission and distribution infrastructure investment program, including those related to project site identification, public opposition, environmental mitigation, construction, permitting, power curtailment costs (payments due under power contracts in the event there is insufficient transmission to enable acceptance of power delivery), changes in the California Independent System Operator’s transmission plans, and governmental approvals; and
•risks associated with the operation of transmission and distribution assets and power generating facilities, including worker and public safety issues, the risk of utility assets causing or contributing to wildfires, failure, availability, efficiency, and output of equipment and facilities, and availability and cost of spare parts.

Additional information about risks and uncertainties, including more detail about the factors described in this report, is contained throughout this report and in the 2019 Form 10-K, including the "Risk Factors" section. Readers are urged to read this entire report, including information incorporated by reference, as well as the 2019 Form 10-K, and carefully consider the risks, uncertainties, and other factors that affect Edison International's and SCE's businesses. Edison International and SCE post or provide direct links (i) to certain SCE and other parties' regulatory filings and documents with the CPUC and the FERC and certain agency rulings and notices in open proceedings in a section titled "SCE Regulatory Highlights," (ii) to certain documents and information related to Southern California wildfires which may be of interest to investors in a section titled "Southern California Wildfires," and (iii) to presentations, documents and other information that may be of interest to investors in a section title "Events and Presentations" at www.edisoninvestor.com in order to publicly disseminate such information.
These forward-looking statements represent our expectations only as of the date of this news release, and Edison International assumes no duty to update them to reflect new information, events or circumstances. Readers should review future reports filed by Edison International and SCE with the SEC.

Edison International Reports Third Quarter and Year-to-Date 2020 Financial Results

Third Quarter Reconciliation of Basic Earnings Per Share to Core Earnings Per Share

	Three months ended September 30,			Nine months ended September 30,
	2020	2019	Change	2020	2019	Change
(Loss) earnings per share attributable to Edison International
Continuing operations
SCE	$(0.70)	$1.45	$(2.15)	$0.90	$3.65	$(2.75)
Edison International Parent and Other	(0.06)	(0.09)	0.03	(0.33)	(0.22)	(0.11)
Edison International	(0.76)	1.36	(2.12)	0.57	3.43	(2.86)
Less: Non-core items
SCE	(2.43)	(0.14)	(2.29)	(2.69)	(0.30)	(2.39)
Edison International Parent and Other	—	—	—	(0.07)	—	(0.07)
Total non-core items	(2.43)	(0.14)	(2.29)	(2.76)	(0.30)	(2.46)
Core earnings (losses)
SCE	1.73	1.59	0.14	3.59	3.95	(0.36)
Edison International Parent and Other	(0.06)	(0.09)	0.03	(0.26)	(0.22)	(0.04)
Edison International	$1.67	$1.50	$0.17	$3.33	$3.73	$(0.40)
Note: Diluted (loss) earnings were $(0.76) and $1.35 per share for the three months ended September 30, 2020 and 2019, respectively, and $0.57 and $3.42 per share for the nine months ended September 30, 2020 and 2019, respectively.

Edison International Reports Third Quarter and Year-to-Date 2020 Financial Results

Third Quarter Reconciliation of Basic Earnings Per Share to Core Earnings (in millions)

	Three months ended September 30,			Nine months ended September 30,
(in millions)	2020	2019	Change	2020	2019	Change
Net (loss) income attributable to Edison International
Continuing operations
SCE	$(264)	$503	$(767)	$336	$1,215	$(879)
Edison International Parent and Other	(24)	(32)	8	(123)	(74)	(49)
Edison International	(288)	471	(759)	213	1,141	(928)
Less: Non-core items
SCE[1,2,3,4,5,6]	(920)	(48)	(872)	(994)	(99)	(895)
Edison International Parent and Other[2,7]	—	—	—	(28)	—	(28)
Total non-core items	(920)	(48)	(872)	(1,022)	(99)	(923)
Core earnings (losses)
SCE	656	551	105	1,330	1,314	16
Edison International Parent and Other	(24)	(32)	8	(95)	(74)	(21)
Edison International	$632	$519	$113	$1,235	$1,240	$(5)

1    Includes amortization of SCE’s Wildfire Insurance Fund expenses of $85 million ($61 million after-tax) and $252 million ($181 million after-tax) for the quarter and year-ended September 30, 2020, respectively and $67 million ($48 million after-tax) recorded in the third quarter of 2019.
2    Includes income tax benefit of $18 million and income tax expense of $3 million recorded in the first quarter of 2020 for SCE and Edison International Parent and Other, respectively, due to re-measurement of uncertain tax positions related to the 2010 – 2012 California state tax filings currently under audit.
3    Includes income tax benefits of $69 million recorded in 2019 for SCE related to changes in the allocation of deferred tax re-measurement between customers and shareholders as a result of a CPUC resolution issued in February 2019. The resolution determined that customers are only entitled to excess deferred taxes which were included when setting rates and other deferred tax re-measurement belongs to shareholders.
4    Includes gains of $80 million ($58 million after-tax) recorded in 2020 and $4 million ($3 million after-tax) recorded in 2019 for SCE's sale of San Onofre nuclear fuel.
5    Includes a charge of $1.2 billion ($889 million after-tax) recorded in 2020 for SCE's 2017/2018 Wildfire/Mudslide Events claims and expenses, net of recoveries.
6    Includes an impairment charge of $170 million ($123 million after-tax) recorded in 2019 for SCE related to disallowed historical capital expenditures in SCE's 2018 GRC decision.
7    Includes a goodwill impairment charge of $34 million ($25 million after-tax) recorded in 2020 for Edison International Parent and Other related to Edison Energy stemming from the economic impact of COVID-19.

Edison International Reports Third Quarter and Year-to-Date 2020 Financial Results

Consolidated Statements of Income			Edison International

	Three months ended September 30,		Nine months ended September 30,
(in millions, except per-share amounts, unaudited)	2020	2019	2020	2019
Total operating revenue	$4,644	$3,741	$10,421	$9,377
Purchased power and fuel	1,817	1,708	3,813	3,848
Operation and maintenance	1,248	774	2,885	2,251
Wildfire-related claims, net of insurance recoveries	1,297	—	1,303	—
Wildfire Insurance Fund expense	85	67	252	67
Depreciation and amortization	490	459	1,463	1,260
Property and other taxes	114	99	328	302
Impairment and other	(28)	—	(46)	166
Other operating income	—	(2)	—	(5)
Total operating expenses	5,023	3,105	9,998	7,889
Operating (loss) income	(379)	636	423	1,488
Interest expense	(222)	(214)	(676)	(619)
Other income	84	58	217	151
(Loss) income before income taxes	(517)	480	(36)	1,020
Income tax benefit	(275)	(22)	(355)	(212)
Net (loss) income	(242)	502	319	1,232
Preferred and preference stock dividend requirements of SCE	46	31	106	91
Net (loss) income attributable to Edison International common shareholders	$(288)	$471	$213	$1,141
Basic (loss) earnings per share:
Weighted average shares of common stock outstanding	378	347	371	333
Basic (loss) earnings per common share attributable to Edison International common shareholders:	$(0.76)	$1.36	$0.57	$3.43
Diluted (loss) earnings per share:
Weighted average shares of common stock outstanding, including effect of dilutive securities	378	349	372	334
Diluted (loss) earnings per common share attributable to Edison International common shareholders	$(0.76)	$1.35	$0.57	$3.42

Edison International Reports Third Quarter and Year-to-Date 2020 Financial Results

Consolidated Balance Sheets	Edison International

(in millions, unaudited)	September 30, 2020	December 31, 2019
ASSETS
Cash and cash equivalents	$92	$68
Receivables, less allowances of $142 and $50 for uncollectible accounts at respective dates	1,399	788
Accrued unbilled revenue	708	488
Insurance receivable	843	—
Income tax receivables	72	118
Inventory	387	364
Prepaid expenses	338	214
Regulatory assets	1,530	1,009
Wildfire Insurance Fund contributions	323	323
Other current assets	163	188
Total current assets	5,855	3,560
Nuclear decommissioning trusts	4,650	4,562
Other investments	85	64
Total investments	4,735	4,626
Utility property, plant and equipment, less accumulated depreciation and amortization of $10,561 and $9,958 at respective dates	46,294	44,198
Nonutility property, plant and equipment, less accumulated depreciation of $92 and $86 at respective dates	176	87
Total property, plant and equipment	46,470	44,285
Regulatory assets	6,446	6,088
Wildfire Insurance Fund contributions	2,525	2,767
Operating lease right-of-use assets	1,112	693
Other long-term assets	1,413	2,363
Total long-term assets	11,496	11,911

Total assets	$68,556	$64,382

Edison International Reports Third Quarter and Year-to-Date 2020 Financial Results

Consolidated Balance Sheets	Edison International

(in millions, except share amounts, unaudited)	September 30, 2020	December 31, 2019
LIABILITIES AND EQUITY
Short-term debt	$1,751	$550
Current portion of long-term debt	1,029	479
Accounts payable	1,691	1,752
Customer deposits	259	302
Regulatory liabilities	801	972
Current portion of operating lease liabilities	210	80
Wildfire-related claims	1,192	—
Other current liabilities	1,683	1,388
Total current liabilities	8,616	5,523
Long-term debt	18,958	17,864
Deferred income taxes and credits	5,161	5,078
Pensions and benefits	641	674
Asset retirement obligations	2,988	3,029
Regulatory liabilities	8,089	8,385
Operating lease liabilities	902	613
Wildfire-related claims	4,643	4,568
Other deferred credits and other long-term liabilities	2,909	3,152
Total deferred credits and other liabilities	25,333	25,499
Total liabilities	52,907	48,886
Commitments and contingencies
Common stock, no par value (800,000,000 shares authorized; 378,512,829 and 361,985,133 shares issued and outstanding at respective dates)	5,930	4,990
Accumulated other comprehensive loss	(63)	(69)
Retained earnings	7,881	8,382
Total Edison International's common shareholders' equity	13,748	13,303
Noncontrolling interests – preferred and preference stock of SCE	1,901	2,193
Total equity	15,649	15,496

Total liabilities and equity	$68,556	$64,382

Edison International Reports Third Quarter and Year-to-Date 2020 Financial Results

Consolidated Statements of Cash Flows	Edison International

	Nine months ended September 30,
(in millions, unaudited)	2020	2019
Cash flows from operating activities:
Net income	$319	$1,232
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	1,512	1,316
Allowance for equity during construction	(87)	(75)
Impairment and other	(46)	166
Deferred income taxes	(344)	(221)
Wildfire Insurance Fund amortization expense	252	67
Other	31	21
Nuclear decommissioning trusts	(123)	(114)
Contributions to Wildfire Insurance Fund	—	(2,363)
Changes in operating assets and liabilities:
Receivables	(556)	(383)
Inventory	(24)	(68)
Accounts payable	7	284
Tax receivables and payables	197	163
Other current assets and liabilities	(311)	(340)
Regulatory assets and liabilities, net	(1,074)	(470)
Wildfire-related insurance receivable	73	—
Wildfire-related claims	1,267	—
Other noncurrent assets and liabilities	(22)	(32)
Net cash provided by (used in) operating activities	1,071	(817)
Cash flows from financing activities:
Long-term debt issued, plus premium and net of discount and issuance costs of $26 and $2 for the respective periods	2,726	2,902
Long-term debt repaid or repurchased	(1,098)	(81)
Term loan and revolving credit facility borrowing	1,929	1,750
Term loan repaid	(800)	(750)
Common stock issued	896	2,165
Preferred and preference stock redeemed	(308)	—
Short-term debt financing, net	73	(722)
Payments for stock-based compensation	(3)	(64)
Receipts from stock option exercises	14	51
Dividends and distribution to noncontrolling interests	(97)	(96)
Dividends paid	(691)	(594)
Other	6	(3)
Net cash provided by financing activities	2,647	4,558
Cash flows from investing activities:
Capital expenditures	(3,897)	(3,497)
Proceeds from sale of nuclear decommissioning trust investments	4,754	3,354
Purchases of nuclear decommissioning trust investments	(4,631)	(3,240)
Proceeds from sale of San Onofre nuclear fuel	86	4
Other	(6)	34
Net cash used in investing activities	(3,694)	(3,345)
Net increase in cash, cash equivalents and restricted cash	24	396
Cash, cash equivalents and restricted cash at beginning of period	70	152
Cash, cash equivalents and restricted cash at end of period	$94	$548